UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 15, 2025

HOME FEDERAL BANCORP, INC. OF LOUISIANA
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	HFBL	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Not applicable.

(e) As part of a routine realignment of the management team of Home Federal Bank (the “Bank”), the wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana (the “Company”), on January 15, 2025, Mr. Adalberto Cantu, Jr., who previously served as the Bank’s Senior Vice President and Senior Credit Officer was promoted to Executive Vice President and Chief Banking Officer. The Board, in consultation with the Bank’s President and Chief Executive Officer, Mr. James R. Barlow, expanded Mr. Cantu’s role to better address the increasing complexities of the Bank’s lending business and the increasingly complex operating and regulatory environment in which it operates. Mr. Cantu will continue to report directly to Mr. Barlow. As a result of this realignment, Mr. K. Matthew Sawrie, Senior Vice President Commercial Lending, and Mr. David S. Barber, Senior Vice President Mortgage Lending, will now report directly to Mr. Cantu and will cease to be Company executive officers (Section 16 insiders).

(f)	Not applicable.

Item 9.01         Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are included herewith.

Exhibit No.	Description
104	Cover page interactive date file (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date:	January 17, 2025	By:	/s/ James R. Barlow
James R. Barlow
Chairman of the Board, President and Chief Executive Officer

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